Exhibit 99.1

Horizon Technology Finance Provides

Investment Portfolio Update for Third Quarter 2015

Continued Portfolio Growth and Positive Liquidity Events

Highlight Portfolio Performance

FARMINGTON, Conn., October 7, 2015 – Horizon Technology Finance Corporation (NASDAQ: HRZN) ("Horizon"), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services and cleantech industries, today provided a portfolio update for the third quarter of 2015.

“The third quarter reflected a solid period of fundings as we originated $33 million of loans to eight portfolio companies, achieving another quarter of portfolio growth,” said Gerald A. Michaud, President of Horizon. “In addition, with strong execution of our investment strategy and an increase in mergers and acquisitions in our portfolio, we experienced eight liquidity events in the quarter. As we enter the fourth quarter, we remain disciplined in originating new loans with a firm focus on strong credit quality and high on-boarding yields.”

New Loans Funded

Horizon funded new loans in the third quarter of 2015 totaling $32.8 million to the following portfolio companies:

•	$7.5 million to a new portfolio company, Rhapsody International, Inc., a provider of an on-demand streaming music service.
•	$6.3 million to an existing portfolio company, New Haven Pharmaceuticals, Inc., a specialty pharmaceuticals company.
•	$6.0 million to a new portfolio company, Lehigh Technologies, Inc., a specialty materials company that produces high-performance micronized rubber powders.
•	$5.0 million to an existing portfolio company, Palatin Technologies, Inc., a biopharmaceutical company developing therapeutics for the treatment of diseases.
•	$5.0 million to an existing portfolio company, Argos Therapeutics, Inc., a biopharmaceutical company focused on immunotherapies for the treatment of cancer and infectious diseases.
•	$1.8 million to a new portfolio company, a cyber security consulting, training and services firm.
•	$833,000 to an existing portfolio company, Luxtera, Inc., a developer of integrated silicon CMOS photonics.
•	$500,000 to an existing portfolio company, mBlox, Inc., a global provider of A2P (application-to-person) text messaging.

Liquidity Events

During the quarter ended September 30, 2015, Horizon experienced liquidity events from eight portfolio companies, increasing the total number of portfolio companies with liquidity events to 14 for the year. Liquidity events for Horizon may consist of the sale of warrants or equity in portfolio companies, loan prepayments, sale of owned assets or receipt of success fees.

In July, Razorsight Corporation (“Razorsight”), prepaid the outstanding principal balance of $2.4 million on its venture loan, plus interest, end-of-term payment (“ETP”) and prepayment fee. In August, Horizon received proceeds of approximately $78,000 pursuant to its exercise and sale of warrants in Razorsight.

In July, Horizon exited its debt investment in Raydiance, Inc. (“Raydiance”). The Company received net proceeds of $4.9 million from the sale of substantially all of the assets of Raydiance which amount was equal to the fair value of this debt investment as of June 30, 2015.

In August, Xceedium, Inc. (“Xceedium”) was acquired by CA Technologies. In connection with the acquisition, Xceedium prepaid the outstanding principal balance of $2.0 million on its venture loan, plus interest and prepayment fee. Horizon also received a success fee of $300,000 as a result of the successful sale of Xceedium.

In August, Visage Mobile, Inc. (“Visage”) prepaid the outstanding principal balance of $434,000 on its venture loan, plus interest and ETP. Horizon continues to hold warrants in Visage.

In September, eASIC Corporation (“eASIC”), prepaid the outstanding principal balance of $4.0 million on its venture loan, plus interest, ETP and prepayment fee. Horizon continues to hold warrants in eASIC.

In September, NexPlanar Corporation (“NexPlanar”) prepaid the outstanding principal balance of $2.7 million on its venture loan, plus interest, ETP and prepayment fee. On September 28, 2015, Cabot Microelectronics Corporation (NASDAQ:CCMP) announced that it has entered into an agreement to acquire NexPlanar. Horizon continues to hold warrants in NexPlanar and may receive additional return if, and when, the acquisition closes.

In September, Horizon received proceeds of approximately $500,000 pursuant to its exercise and sale of warrants in Supernus Pharmaceuticals, Inc.

Refinanced Principal Balances, Early Principal Payoffs, and Principal Payments Received

As noted above, Horizon experienced early pay-offs during the third quarter of 2015 totaling $16.4 million, compared to early pay-offs totaling $5.4 million during the second quarter of 2015. During the third quarter of 2015, Horizon received regularly scheduled principal payments on investments totaling $5.8 million compared to regularly scheduled principal payments totaling $5.4 million during the second quarter of 2015.

Commitments

During the quarter ended September 30, 2015, Horizon closed new loan commitments totaling $28.0 million to five companies, compared to the quarter ended June 30, 2015, wherein Horizon closed new loan commitments totaling $57.0 million to 10 companies.

Pipeline

As of September 30, 2015, Horizon's unfunded loan approvals and commitments (“Committed Backlog”) were $22.5 million to nine companies, compared to a Committed Backlog of $41.8 million to 15 companies as of June 30, 2015. While Horizon's portfolio companies have discretion whether to draw down such commitments, the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing.

IPO Activity

As of September 30, 2015, Horizon held warrants in two portfolio companies that had filed registration statements in connection with potential initial public offerings, eASIC Corporation and Xtera Communications, Inc. (“Xtera”). Xtera originally submitted a confidential Draft Registration Statement on Form S-1 under the JOBS Act and made its submission public on October 6, 2015.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to companies backed by venture capital firms within the technology, life science, healthcare information and services and cleantech industries. The investment objective of Horizon is to maximize total returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants that it receives when making such loans. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol “HRZN”. To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Matt Steinberg / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	msteinberg@igbir.com / lberman@igbir.com